Exhibit 11



                               GALEY & LORD, INC.
                       STATEMENT REGARDING COMPUTATION OF
                               PER SHARE EARNINGS


Computation of Average Shares Outstanding (In Thousands):
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



                                         Three Months Ended                      Twelve Months Ended
                                     Sept. 28, 1996    Sept. 30, 1996      Sept. 28, 1996   Sept. 30, 1996


Average Common Shares
     Outstanding                          11,600           11,755              11,699            11,744

Add Dilutive Options                         258              281                 222               291
                                        --------         --------            --------          --------

Primary Average Shares                    11,858           12,036              11,921            12,035

Incremental Shares Arising
     from Full Dilution
     Assumption                               55                0                  39                 6
                                        --------         --------            --------          --------

Average Shares Assuming
     Full Dilution                        11,913           12,036              11,960            12,041


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